UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2019
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At the 2019 annual meeting of shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”), shareholders were asked to approve the EMCORE Corporation 2019 Equity Incentive Plan (the “2019 Plan”), which was adopted, subject to shareholder approval, by the Company’s Board of Directors (the “Board”) on December 14, 2018. As described in Item 5.07 below, the Company’s shareholders approved the 2019 Plan on March 22, 2019.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2019 Plan equals the sum of the following: (a) 1,796,000 shares, plus (b) 2,146,817 shares, the number of shares available for new award grants under the Company’s 2012 Equity Incentive Plan, as amended or amended and restated (the “2012 Plan”), and the 2010 Equity Incentive Plan, as amended (the “2010 Plan” and, together with the 2012 Plan, the “Prior Plans”), immediately prior to the Annual Meeting, and (c) the number of shares that were subject to outstanding awards granted under the Prior Plans immediately prior to the Annual Meeting that expire, are cancelled, or otherwise terminate without such shares being issued under the Prior Plans after the Annual Meeting.

The Board or one or more committees appointed by the Board administers the 2019 Plan. The Board has delegated general administrative authority for the 2019 Plan to the Compensation Committee of the Board. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2019 Plan. The administrator of the 2019 Plan has broad authority under the 2019 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2019 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The types of awards that may be granted under the 2019 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in our common stock or units of our common stock, as well as certain cash bonus awards.

Shares subject to outstanding awards that expire, are cancelled, or otherwise terminate and shares subject to outstanding awards that are settled in cash will be available for issuance under the 2019 Plan; however, any shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to options, stock appreciation rights or “full value awards,” as well as the total number of shares subject to any stock appreciation rights will count against the share limit and will not be available for issuance under the 2019 Plan.

The foregoing summary of the 2019 Plan is qualified in its entirety by reference to the text of the 2019 Plan, which is attached as Exhibit 10.1 and is incorporated herein by this reference. The forms of Time-Based Restricted Stock Unit Award Agreement and Performance-Based Restricted Stock Unit Award Agreement under the 2019 Plan are attached as Exhibits 10.2 and 10.3 hereto.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)On March 22, 2019, the Company held its 2019 Annual Meeting of Shareholders in Pasadena, California.
(b)Below are the voting results for the matters submitted to the Company's shareholders for a vote at the Annual Meeting:

(1)    The election of each of the following director nominees to the Company's Board, to each serve a one-year term expiring at the Company's 2020 annual meeting of Shareholders and until their respective successors are duly qualified and elected.  The nominees were each elected as a director with the following votes:

DIRECTOR NOMINEES
Nominee	Votes For	Withheld	Broker Non-Votes
Rex S. Jackson	18,277,854	1,202,177	6,138,757
Jeffrey Rittichier	18,183,449	1,296,582	6,138,757

(2)     A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2019.  This proposal was approved by shareholders with 25,396,394 votes in favor, 73,572 votes against and 148,822 abstentions.

(3)     A proposal to approve the EMCORE Corporation 2019 Equity Incentive Plan. This proposal was approved by shareholders with 16,664,205 votes in favor, 2,746,339 votes against, 69,487 abstentions and 6,138,757 broker non-votes.

(4)     A proposal to approve, on an advisory basis, the executive compensation of the Company's Named Executive Officers.  This proposal was approved by shareholders with 17,882,600 votes in favor, 1,530,094 votes against, 67,337 abstentions and 6,138,757 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	EMCORE Corporation 2019 Equity Incentive Plan
10.2	Form of Time-Based Restricted Stock Unit Award Agreement under the EMCORE Corporation 2019 Equity Incentive Plan
10.3	Form of Performance-Based Restricted Stock Unit Award Agreement under the EMCORE Corporation 2019 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 26, 2019	By: /s/ Mark A. Gordon Name: Mark A. Gordon Title: Interim Principal Financial and Accounting Officer